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                                                                    EXHIBIT 4.13

                           PLEDGE AND ESCROW AGREEMENT

THIS AGREEMENT dated as of the 23rd day of August, 2000.

BETWEEN:

                  CINEMA INTERNET NETWORKS INC. of Pier 32, Granville Island, Suite 320, 1333 Johnston Street, Vancouver, British Columbia, V6H 3R9

                  (hereinafter referred to as the "Shareholder")

                                                              OF THE FIRST PART
AND:

                  CHEQUEMATE INTERNATIONAL INC., a company incorporated pursuant to the laws of the State of Utah and having an office located at 330 Washington Blvd., Suite 597 Marina del Ray, California 90292

                  (hereinafter referred to as "Chequemate")

                                                              OF THE SECOND PART
AND:

                  LINDA J. HOGG, Barrister & Solicitor, of Suite 1700, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6

                  (hereinafter referred to as the "Escrow Agent")

                                                               OF THE THIRD PART

WHEREAS:

A. The Shareholder is the registered owner of ninety five thousand (95,000) fully paid and non-assessable common shares (the "Shares") in the capital of Chequemate;

B. The Shareholder as vendor and Chequemate as purchaser have entered into an asset purchase agreement dated May 25, 2000 and modified by Agreement dated August 3, 2000 (jointly the "Asset Purchase Agreement") regarding the purchase by Chequemate of certain assets of the Shareholder and in accordance with the Asset Purchase Agreement have entered into a Bill of Sale;

C. Chequemate and the Vendor have agreed to deposit in escrow the 95,000 shares and the Bill of Sale with the Escrow Agent on the terms and conditions set out herein;

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         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and conditions herein set out the parties agree as follows:

1. The Shareholder and Chequemate hereby deposit the Bill of Sale and the Shares (collectively the "Escrow Documents") and all income from any of the Shares into escrow with the Escrow Agent, and the Escrow Agent is to hold the Escrow Documents in accordance with the terms of this Agreement.

2. The escrow hereunder will be discharged and released on September 30, 2000 whereupon the Shares shall be returned to Chequemate and the Bill of Sale to the Shareholder, or if, prior to September 30, 2000, Chequemate and the Shareholder jointly give notice in writing to the Escrow Agent that the respective conditions precedent to the Asset Purchase Agreement have been satisfied then the Shares may be released to the Shareholder and the Bill of Sale released to Chequemate.

3. The Escrow Agent agrees to comply with any directions as to delivery of the Escrow Documents upon receipt of either:

         (a) a notice in writing signed by both the Shareholder and Chequemate; or

         (b)      a Court order served on the Escrow Agent.

4. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, and may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Shareholder, from time to time, notwithstanding its duties as the Escrow Agent hereunder. Chequemate consents to the Escrow Agent acting in such capacity as legal counsel for the Shareholder and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent.

5. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to Chequemate and the Shareholder. In the event of any such resignation, the Shareholder and Chequemate shall appoint a successor Escrow Agent.

6. If the Escrow Agent reasonably requires other or further instruments in connection with the Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall jointly furnish such instruments.

7. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone, all or any part of the Escrow Property until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction

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after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Property held by the Escrow Agent hereunder to a court having competent subject matter jurisdiction in accordance with the applicable procedure therefor.

8. The Escrow Agent will have no duties or obligations other than those specifically set forth in this Agreement.

9. The Escrow Agent will not be obliged to take any action hereunder which might, in the Escrow Agent's judgement, involve any expense or liability unless the Escrow Agent has been furnished with reasonable indemnity by the Shareholder or Chequemate or both.

10. The Escrow Agent is not bound in any way by any other contract or agreement between the parties hereto whether or not the Escrow Agent has knowledge thereof or of its terms and conditions and the Escrow Agent's only duty, liability and responsibility will be to hold and deal with the Escrow Documents as herein directed.

11. The Escrow Agent will be entitled to assume that any notice and evidence received by them pursuant to this Agreement from either of the Shareholder or Chequemate has been duly executed by the party by whom it purports to have been signed and the Escrow Agent will not be obliged to enquire into the sufficiency or authority of any signatures appearing on such notice or evidence.

12. The Shareholder and Chequemate jointly and severally covenant and agree to indemnify the Escrow Agent and to hold the Escrow Agent harmless against loss, liability or expense incurred without negligence or bad faith on the Escrow Agents part arising out of or in connection with the administration of their duties hereunder, including the costs and expenses of defending themselves against any claim or liability arising therefrom.

13. The Shareholder agrees to pay the Escrow Agent reasonable fees plus disbursements and applicable taxes for the Escrow Agent services as Escrow Agent hereunder.

14. This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto.

16. This Agreement constitutes the entire agreement amongst the parties with respect to the subject matter hereof.

17. This agreement shall be governed by the laws of the Province of British Columbia.

         IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

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THE CORPORATE SEAL OF CINEMA
INTERNET NETWORKS INC. was
affixed in the presence of;

/s/ Bill Massey                                              c/s
-------------------------
Authorized Signatory

/s/ Robert Hahn
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Authorized Signatory


THE CORPORATE SEAL OF
CHEQUEMATE INTERNATIONAL,
INC. was hereto affixed in the presence
of:

/s/ J. Michael Heil                                          c/s
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Authorized Signatory


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Authorized Signatory

SIGNED, SEALED AND DELIVERED
by LINDA J. HOGG, the Escrow Agent,
in the presence of:


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Witness                                     LINDA J. HOGG


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Witness